Exhibit 11.
                              TERA COMPUTER COMPANY
                          (A DEVELOPMENT STAGE COMPANY)
                        COMPUTATION OF PER SHARE EARNINGS
                                   (UNAUDITED)


                                                                       PERIOD FROM
                                                                        DECEMBER 7,
                                                                     1987 (INCEPTION)
                                  THREE MONTHS ENDED                    THROUGH
                                        MARCH 31,                       MARCH 31,
                                1996                1997                  1997
                            ------------       -------------         ----------------
                                               (As restated,            (As restated,
                                               see notes to             see notes to
                                           financial statements)   financial statements)

WEIGHTED AVERAGE SHARES
  OUTSTANDING                  3,925,007           6,663,235             1,652,234

NET LOSS                    $ (3,550,908)       $ (2,441,390)         $(36,215,082)

NET LOSS PER SHARE          $      (0.90)       $      (0.37)         $     (21.92)





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